UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 9, 2019 (July 8, 2019)

Altimmune, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32587	20-2726770
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

910 Clopper Road Suite 201S Gaithersburg, Maryland	20878
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 654-1450

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ALT	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

Merger Agreement

On July 8, 2019 (the “Agreement Date”), Altimmune, Inc., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Springfield Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub I”), Springfield Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Merger Sub II” and, together with Merger Sub I, the “Merger Subs”), Spitfire Pharma, Inc., a Delaware corporation (“Spitfire”), and David Collier, as the stockholder representative. Spitfire is a privately held, preclinical pharmaceutical company developing a novel dual GLP-1/glucagon receptor agonist for the treatment of non-alcoholic steatohepatitis.

Pursuant to the Merger Agreement, Merger Sub I will merge with and into Spitfire, with Spitfire continuing as the surviving entity (the “First Merger”), and, as a part of the same overall transaction, the surviving entity of the First Merger will merge with and into Merger Sub II, with Merger Sub II continuing as the surviving entity and a wholly-owned subsidiary of the Company (the “Second Merger,” and, together with the First Merger, the “Merger”). Immediately following the consummation of the Second Merger, the name of Merger Sub II will be changed to “Spitfire Pharma, LLC”.

The Boards of Directors of the Company, Spitfire, the Merger Subs and the requisite stockholders of Spitfire have approved the Merger Agreement and the transactions contemplated thereby. The Merger Agreement contains customary representations, warranties and covenants of the parties. The Merger is expected to close in July 2019, subject to customary closing conditions.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the First Merger (the “Effective Time”) the Company has agreed to pay up to an aggregate of $5.0 million (the “Total Closing Consideration Amount”) in shares of the Company’s common stock (the “Shares”), as upfront merger consideration to the holders of Spitfire common stock, preferred stock, and restricted stock (collectively, the “Spitfire Equityholders”). The number of Shares to be issued as payment of the Total Closing Consideration Amount will be determined based on the average of the closing prices of the Company’s common stock as reported on the Nasdaq Global Market for the twenty (20) consecutive trading days prior to the Agreement Date (“Company Average Closing Price”), subject to the adjustments discussed below.

The Merger Agreement includes future contingent payments (the “Contingent Payments”) of up to $88.0 million in cash and shares of the Company’s common stock payable by the Company to the Spitfire Equityholders as follows (each, a “Milestone Event”):

•

a one-time payment of $5.0 million (the “IND Milestone Consideration Amount”) within sixty (60) days of the submission of an Investigational New Drug Application (“IND”) to the United States Food and Drug Administration (the “FDA”) or other applicable governmental authority in a foreign jurisdiction (the date of such submission, the “IND Reference Date”), which IND has not been rejected or placed on clinical hold by the FDA or such applicable foreign governmental authority within time specified in the Merger Agreement (the “IND Milestone Event”); plus

•

a one-time payment of $3.0 million (the “Phase 2 Milestone Consideration Amount” and, together with the IND Milestone Consideration Amount, the “Regulatory Milestone Consideration Amounts”) within sixty (60) days of the initiation of a human clinical trial of a product candidate anywhere in the world (the “Phase 2 Milestone Event”); plus

•

payments of up to $80.0 million upon the achievement of specified worldwide net sales (the “Sales Milestones”) of all products developed using the technology acquired in the License Agreement (as discussed below) within ten (10) years following the approval of a new drug application filed with the FDA.

The Regulatory Milestone Consideration Amounts will be payable in shares of the Company’s common stock, subject to approval of the Company’s stockholder in accordance with the rules of the Nasdaq Stock Market. The value of any shares issued in consideration for the IND Milestone Consideration Amount shall be determined based on lower of (A) the average of the closing prices of the Company’s common stock as reported on the Nasdaq Global Market for the twenty (20) consecutive trading days prior to the IND Reference Date or (B) 125% of the Company Average Closing Price. The value of any shares issued in consideration for the Phase 2 Milestone Consideration Amount shall be determined based the lower of (A) on the average of the closing trading prices of the Company’s common stock as reported on the Nasdaq Global Market for the twenty (20) consecutive trading days immediately preceding the date of the occurrence of the Phase 2 Milestone Event or (B) 150% of the Company Average Closing Price. Payments to the Spitfire Equityholders in connection with the achievement of Sales Milestones, if any, will be payable in cash and stock, pursuant to the terms of the Merger Agreement.

Pursuant to the Merger Agreement, the Company agreed to use commercially reasonable efforts to file with the Securities and Exchange Commission, as soon as practicable following the end of each calendar quarter in which a Milestone Event that is related to the Sales Milestones first occurs, a registration statement to register for resale the shares of Common Stock issued as payment for the Sales Milestones pursuant to the Merger Agreement. The Company has also covenanted to submit a resolution to its stockholders at its next annual meeting of stockholders for approval of the issuance of shares of its common stock payable in connection with the Contingent Payments, if any, to the extent such issuances would exceed 19.99% of the Company’s outstanding common stock on the Agreement Date.

The Total Closing Consideration Amount payable to Spitfire Equityholders will be subject to working capital, net debt, and transaction expense adjustments as set forth in the Merger Agreement. In addition, the Spitfire Equityholders have obligations under the Merger Agreement to indemnify the Company for certain matters, including breaches of representations and warranties, covenants included in the Merger Agreement, payments made by the Company to dissenting stockholders and specified tax claims, subject to certain specified limitations, including, among other things, limitations on the period during which the Company may make certain claims for indemnification and limitations on the amounts for which the stockholder may be liable.

In connection with the Merger, certain Spitfire Equityholders will enter into a lock-up agreement (the “Lock-Up Agreement”) with respect to the Shares to be received by them in the Merger, as well as any shares of common stock received pursuant to the Contingent Payments. The Lock-Up Agreement requires a six-month lockup period with respect to one-third of the Shares received in the Merger (the “Closing Shares”) by the Spitfire Equityholders, a twelve-month lockup period with respect to one-third of the Closing Shares and an eighteen-month lockup period with respect to the remaining one-third of the Closing Shares. The Lock-Up Agreement also requires a three-month lockup period with respect to one-half any shares of the Company’s common stock received as a Contingent Payment by the Spitfire Equityholders for the Regulatory Milestone Consideration Amounts, and a six-month lockup period with respect to the remaining one-half of such Contingent Payment shares.

The foregoing description of the Merger Agreement is a summary only and is qualified in its entirety by reference to the full text of the Merger Agreement and the form of the Lock-Up Agreement, which are filed herewith as Exhibit 2.1 and Exhibit 10.1, respectively, and incorporated by reference herein in their entirety.

There are no material relationships among the Company and Spitfire or any of their respective affiliates or any of the other parties to the Merger Agreement or the related ancillary agreements, other than in respect of such agreements.

The Merger Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company or Spitfire. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Spitfire or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in our public disclosures.

License Agreement

In connection with the Merger Agreement, Spitfire and Mederis Diabetes, LLC (“Mederis”) have agreed to enter into an amended and restated license agreement (the “License Agreement”), to become effective as of the Closing. The License Agreement amends and restates in full the prior license agreement effective December 27, 2012, between Spitfire and Mederis, pursuant to which Mederis granted to Spitfire a license under certain patents and know-how to develop and commercialize certain therapeutics.

The License Agreement provides the Company with a royalty-free, fully paid-up exclusive (even as to Mederis) license under certain Mederis-owned know-how and patents (the “Licensed IP”) to make, use, sell, offer for sale, import and export products worldwide (the “License Grant”). The License Grant under one set of patents is limited to making, using, selling, offering for sale, importing and exporting (GLP1-Glucagon)/Oxyntomodulin therapeutics, and variants thereof, and the License Grant under a second set of patents is not restricted to a particular set of products. The License Agreement also provides a royalty-free, fully paid-up, non-exclusive license back to Mederis under certain Licensed IP to make, use, sell, offer for sale, import and export certain products outside of the field of incretin-based peptide therapeutics, and variants thereof worldwide (the “Grant Back License”).

Spitfire may terminate the License Agreement in its entirety upon sixty (60) days’ written notice to Mederis. Spitfire and Mederis also each have the right to terminate the License Agreement upon the occurrence of a material breach of the License Agreement by the other party, subject to cure provisions. In addition, Spitfire has the right to terminate the Grant Back License portion of the License Agreement upon the occurrence of a material breach of the License Agreement by Mederis, subject to cure provisions.

The License Agreement includes customary terms relating to, among others, indemnification, confidentiality, remedies, and representations and warranties.

The foregoing description of the terms of the License Agreement does not purport to be complete and is qualified in its entirety by reference to the full text thereof, which the Company intends to file with the Securities and Exchange Commission as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending June 30, 2019.

Item 3.02.	Unregistered Sales of Equity Securities.

Pursuant to the Merger Agreement described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated herein by reference, the Company will issue the Shares at the Effective Time to the Spitfire Equityholders. Furthermore, upon the achievement of the relevant IND Milestone Event or Phase 2 Milestone Event, the Company will issue unregistered shares of its common stock with a value equal to the applicable Contingent Payment, calculated pursuant to the terms of the Merger Agreement and as set forth in Item 1.01.

The issuance of the Shares to Spitfire Equityholders will not be registered under the Securities Act and the Company and Spitfire have agreed that the issuance of the Shares will be accomplished in reliance upon Section 4(a)(2) of the Securities Act.

Item 7.01	Regulation FD Disclosure.

On July 9, 2019, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On July 9, 2019, the Company plans to give a presentation regarding the business of Spitfire and the Merger. A copy of the presentation is being furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1+	Agreement and Plan of Merger and Reorganization, dated July 8, 2019, by and among Altimmune, Inc., Springfield Merger Sub, Inc., Springfield Merger Sub, LLC, Spitfire Pharma, Inc. and David Collier, as the Stockholder Representative

10.1	Form of Lock-Up Agreement

99.1	Press release of Altimmune, Inc., dated July 9, 2019

99.2	Altimmune, Inc. Presentation, dated July 9, 2019

+

Certain exhibits and schedules within this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 for any exhibits or schedule so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 9, 2019	ALTIMMUNE, INC.

	By:	/s/ William M. Brown
William M. Brown
Chief Financial Officer